Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Nuveen Investment Funds, Inc.

811-05309

We hereby incorporate by reference a new
Investment Advisory agreement, and a new Sub-
Advisory Agreement filed as Exhibit 99D.1 and
Exhibit 99D.2, respectively, under Conformed
Submission Type 485BPOS, accession number
0001193125-14-385292, on October 28, 2014.